UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2005

PDF Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-31311 (Commission File Number)	25-1701361 (IRS Employer Identification No.)

333 West San Carlos Street Suite 700 San Jose, CA (Address of principal executive offices)	95110 (Zip Code)

Registrant’s telephone number, including area code: (408) 280-7900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Definitive Material Agreement.

     On March 9, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of PDF Solutions, Inc. (the “Company”) awarded discretionary bonuses for the year ended December 31, 2004 to certain employees of the Company, including the four most highly compensated officers of the Company other than the Chief Executive Officer as follows: David Joseph, Chief Strategy Officer, $40,000; James Jensen, Co-Vice President, Client Services, $35,000; P. Steven Melman, Vice President, Finance & Administration and Chief Financial Officer, $35,000; and Kimon Michaels, Co-Vice President, Client Services, $35,000.

     The Compensation Committee also approved increases to the annual base salaries of certain employees of the Company effective January 1, 2005, including the four most highly compensated officers of the Company other than the Chief Executive Officer. Their new annual salaries are as follows: David Joseph, Chief Strategy Officer, $235,000; James Jensen, Co-Vice President, Client Services, $200,000; P. Steven Melman, Vice President, Finance & Administration and Chief Financial Officer, $200,000; and Kimon Michaels, Co-Vice President, Client Services, $200,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF Solutions, Inc. (Registrant)
Date: March 10, 2005	By:	/s/ P. Steven Melman
P. Steven Melman
Vice President, Finance and Administration and Chief Financial Officer